                                                                     EXHIBIT 3.4


                                     BY-LAWS

                                       OF

                                  GENUITY, INC.

                               TABLE OF CONTENTS


                                                           Page
                                   ARTICLE I


                               CORPORATE OFFICES

 1.1  Registered Office...................................   1
 1.2  Other Offices.......................................   1

                                   ARTICLE II


                            MEETINGS OF STOCKHOLDERS

 2.1  Place of Meetings...................................   1
 2.2  Annual Meeting......................................   1
 2.3  Special Meeting.....................................   3
 2.4  Conduct of Meetings.................................   3
 2.5  Notice of Stockholders' Meetings....................   4
 2.6  Manner of Giving Notice; Affidavit of Notice........   4
 2.7  Quorum; Voting......................................   5
 2.8  Adjourned Meeting; Notice...........................   5
 2.9  Voting..............................................   5
2.10  Record Date for Stockholder Notice; Voting;.........   6
2.11  Proxies.............................................   6
2.12  Inspectors of Election..............................   6
2.13  List of Stockholders Entitled to Vote...............   7

                                  ARTICLE III


                                   DIRECTORS

 3.1  Powers..............................................   8
 3.2  Number..............................................   8
 3.3  Election and Term of Office of Directors............   8
 3.4  Resignation and Vacancies...........................   9
 3.5  Removal.............................................   9
 3.6  Place of Meetings; Meetings by Telephone............   9
 3.7  Regular Meetings....................................  10
 3.8  Special Meetings; Notice............................  10
 3.9  Quorum..............................................  10
3.10  Waiver of Notice....................................  10
3.11  Adjournment.........................................  10
3.12  Notice of Adjournment...............................  10
3.13  Board Action by Written Consent Without a Meeting...  11
3.14  Conduct of Meetings.................................  11
3.15  Fees and Compensation of Directors..................  11

                               TABLE OF CONTENTS
                                  (continued)

                                                               Page

                                   ARTICLE IV


                                   COMMITTEES

 4.1  Committees of Directors.................................  11
 4.2  Meetings and Action of Committees.......................  11
 4.3  Committee Minutes.......................................  12
 4.4  Executive Committee.....................................  12


                                   ARTICLE V


                                    OFFICERS

 5.1  Officers................................................  12
 5.2  Election of Officers....................................  12
 5.3  Terms of Office and Compensation........................  13
 5.4  Removal; Resignation of Officers and Vacancies..........  13
 5.5  Chairman of the Board...................................  13
 5.6  Vice Chairman of the Board..............................  13
 5.7  Chairman of Executive Committee.........................  13
 5.8  Chief Executive Officer.................................  13
 5.9  President...............................................  13
5.10  Vice Presidents.........................................  14
5.11  Secretary...............................................  14
5.12  Chief Financial Officer.................................  15

                                   ARTICLE VI


                              RECORDS AND REPORTS

 6.1  Maintenance and Inspection of Records...................  16
 6.2  Inspection by Director..................................  16
 6.3  Representation of Shares of Other Corporations..........  16

                                  ARTICLE VII


                                GENERAL MATTERS

 7.1  Record Date for Purposes Other than Notice and Voting...  16
 7.2  Checks; Drafts; Evidences of Indebtedness...............  17
 7.3  Corporate Contracts and Instruments; How Executed.......  17
 7.4  Fiscal Year.............................................  17
 7.5  Stock Certificates......................................  17
 7.6  Special Designation on Certificates.....................  17

                               TABLE OF CONTENTS
                                  (continued)

                                                               Page

 7.7  Lost Certificates.......................................  18
 7.8  Construction; Definitions...............................  18
 7.9  Provisions Additional to Provisions of Law..............  18
7.10  Provisions Contrary to Provisions of Law................  18
7.11  Notices.................................................  18


                                  ARTICLE VIII


                                   AMENDMENTS

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                                   ARTICLE I
                                CORPORATE OFFICES

      1.1 REGISTERED OFFICE. The registered office of the corporation shall be fixed in the Amended and Restated Certificate of Incorporation of the corporation filed with the Secretary of State of the State of Delaware on June 23, 2000 (as the same shall be amended from time to time, the "Amended and Restated Certificate of Incorporation").

      1.2 OTHER OFFICES. The board of directors may at any time establish branch or subordinate offices at any place or places where the corporation is qualified to do business.

                                   ARTICLE II
                            MEETINGS OF STOCKHOLDERS

      2.1 PLACE OF MEETINGS. Meetings of stockholders shall be held at any place within or outside the State of Delaware designated by the board of directors. In the absence of any such designation, stockholders meetings shall be held at the principal executive office of the corporation.

      2.2 ANNUAL MEETING.

      (a) If required by applicable law, an annual meeting of stockholders shall be held each year at such date, place and time as may be designated by the board of directors from time to time. At the meeting, directors shall be elected, and any other proper business may be transacted.

      (b) At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be: (A) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the board of directors, (B) otherwise properly brought before the meeting by or at the direction of the board of directors, or (C) otherwise properly brought before the meeting by a stockholder who was a stockholder of record of the corporation at the time the stockholder's notice provided for below in this Section 2.2(b) is delivered to the secretary of the corporation, who is entitled to vote and who complies with the notice procedures set forth in this Section 2.2(b). For business to be properly brought before a stockholders meeting by a stockholder pursuant to clause (C) of the preceding sentence (or for nominations to be properly brought pursuant to clause (C) of Section 2.2(c)), the stockholder must have given timely notice thereof in writing to the secretary of the corporation and such other business must otherwise be a proper matter for stockholder action. To be timely, a stockholder's notice shall be delivered to the secretary at the principal executive offices of the corporation not less than ninety nor more than 120 calendar days in advance of the first anniversary of the preceding year's annual meeting; provided, however, that in the event that (i) no annual meeting was held in the previous year or (ii) the date of the annual meeting has been changed by more than thirty days from the date of the previous year's meeting, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the later
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of: (1) the day that is ninety calendar days in advance of such meeting or (2)
the day that is ten calendar days following the day on which public announcement of the date of the meeting is first made. For purposes of determining whether a stockholder's notice shall have been delivered in a timely manner for the annual meeting of stockholders in 2001, the first anniversary of the previous year's meeting shall be deemed to be May 1, 2001. In no event shall the public announcement of an adjournment of a stockholders meeting commence a new time period for the giving of a stockholder's notice. A stockholder's notice to the secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting: (a) a brief description of the business desired to be brought before the meeting, (b) the name and address, as they appear on the corporation's books, of the stockholder proposing such business, and the beneficial owner, if any, on whose behalf the nomination or proposal is made,
(c) the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws of the corporation, the language of the proposed amendment) and the reasons for conducting such business at the meeting, (d) the class and number of shares of the corporation which are owned beneficially by such stockholder, (e) any material interest of the stockholder in such business,
(f) any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "1934 Act") (or any successor thereto) in such stockholder's capacity as a proponent of a stockholder proposal, (g) a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business, and (h) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (i) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the corporation's outstanding capital stock required to approve or adopt the proposal or (ii) otherwise to solicit proxies from stockholders in support of such proposal. The foregoing notice requirements shall be deemed satisfied by a stockholder if the stockholder has notified the corporation of his or her intention to present a proposal at an annual meeting in compliance with Rule 14a-8 (or any successor thereof) promulgated under the 1934 Act and such stockholder's proposal has been included in a proxy statement that has been prepared by the corporation to solicit proxies for such annual meeting. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this Section 2.2(b). The chairman of the annual meeting shall, if the facts warrant, determine and declare at the meeting that business was not properly brought before the meeting in accordance with the provisions of this
Section 2.2(b), and, if the chairman of the annual meeting should so determine, the chairman of the annual meeting shall so declare at the meeting that any such business not properly brought before the meeting shall not be transacted.

      (c) Only persons who are nominated in accordance with the procedures set forth in this Section 2.2(c) shall be eligible for election as directors. Nominations of persons for election to the board of directors of the corporation may be made at an annual meeting of stockholders only (A) pursuant to the notice of the meeting (or any supplement thereto) given by or at the direction of the board of directors, (B) by or at the direction of the board of directors or (C) by any stockholder of the corporation who was a stockholder of record of the corporation at the time the notice provided for below in this Section 2.2(c) is delivered to the secretary of the corporation, who is entitled to vote in the election of directors at the meeting and who complies with the notice procedures set forth in this Section 2.2(c). For nominations to be properly

                                       2
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brought before a stockholders meeting by a stockholder pursuant to clause (C) of the preceding sentence, the stockholder's notice shall be made pursuant to timely notice in writing to the secretary of the corporation in accordance with the provisions of Section 2.2(b). Such stockholder's notice shall set forth (i) as to each person whom the stockholder proposes to nominate for election or re-election as a director: (a) the name, age, business address and residence address of such person, (b) the principal occupation or employment of such person, (c) the class and number of shares of the corporation which are beneficially owned by such person, (d) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder, and (e) any other information relating to such person that is required to be disclosed in solicitations of proxies for elections of directors, or is otherwise required, in each case pursuant to Regulation 14A under the 1934 Act (or any successor thereto) (including without limitation such person's written consent to being named in the proxy statement, if any, as a nominee and to serving as a director if elected) and Rule 14a-11 thereunder; and (ii) as to such stockholder giving notice, the information required to be provided pursuant to Section 2.2(b). At the request of the board of directors, any person nominated by a stockholder for election as a director shall furnish to the secretary of the corporation that information required to be set forth in the stockholder's notice of nomination which pertains to the nominee. No person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth in this
Section 2.2(c). The chairman of the annual meeting shall, if the facts warrant, determine and declare at the meeting that a nomination was not made in accordance with the procedures prescribed by these Bylaws, and if the chairman of the annual meeting should so determine, the chairman of the annual meeting shall so declare at the meeting, and the defective nomination shall be disregarded.

      (d) Notwithstanding the foregoing provisions of this Section 2.2, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual meeting of stockholders of the corporation to present a nomination or business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the corporation.

      (e) Notwithstanding the foregoing provisions of this Section 2.2, a stockholder shall also comply with all applicable requirements of the 1934 Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.2. Nothing in this Section 2.2 shall be deemed to affect any rights (a) of stockholders to request inclusion of proposals in the corporation's proxy statement pursuant to Rule 14a-8 under the 1934 Act or (b) of the holders of the Class B common stock, par value $0.01 per share, of the corporation (the "Class B Common Stock") to elect a director pursuant to any applicable provisions of the Amended and Restated Certificate of Incorporation.

      2.3 SPECIAL MEETING. A special meeting of the stockholders may be called at any time by the board of directors or the chairman of the board. Special meetings of the stockholders may not be called by any other person or persons. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the corporation's notice of meeting.

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

      2.4 CONDUCT OF MEETINGS. Meetings of stockholders shall be presided over by the chairman of the board, if any, or in his or her absence by the chief executive officer, if any, or in his or her absence by the vice chairman of the board, if any, or in his or her absence, by a chairman of the meeting, which chairman must be an officer or director of the corporation and must be designated as chairman of the meeting by the board of directors. The secretary, or in his or her absence an assistant secretary, or in his or her absence a person whom the person presiding over the meeting shall appoint, shall act as secretary of the meeting and keep a record of the proceedings thereof.

          The board of directors of the corporation shall be entitled to make such rules or regulations for the conduct of meetings of stockholders as it shall deem appropriate. Subject to such rules and regulations of the board of directors, if any, the person presiding over the meeting shall have the right and authority to convene and adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of the person presiding over the meeting, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, establishing an agenda or order of business for the meeting, rules and procedures for maintaining order at the meeting and the safety of those present, limitations on participation in such meeting to stockholders of record of the corporation and their duly authorized and constituted proxies and such other persons as the person presiding over the meeting shall permit, restrictions on entry to the meeting after the time fixed for the commencement thereof, limitations on the time allotted to questions or comments by participants and regulation of the opening and closing of the polls for balloting and matters which are to be voted on by ballot. The person presiding over the meeting, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if the person presiding over the meeting should so determine and declare, any such matter or business shall not be transacted or considered. Unless and to the extent determined by the board of directors or the person presiding over the meeting, meetings of stockholders shall not be required to be held in accordance with rules of parliamentary procedure.

      2.5 NOTICE OF STOCKHOLDERS' MEETINGS. All notices of meetings of stockholders shall be sent or otherwise given in accordance with Section 2.6 of these Bylaws not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting. The notice shall specify the place, date, and hour of the meeting and (i) in the case of a special meeting, the purpose or purposes for which the meeting is called (no business other than that specified in the notice may be transacted) or (ii) in the case of the annual meeting, those matters which the board of directors, at the time of giving the notice, intends to present for action by the stockholders (but any proper matter may be presented at the meeting for such action). The notice of any meeting at which directors are to be elected shall include the name of any nominee or nominees who, at the time of the notice, the board intends to present for election.

      2.6 MANNER OF GIVING NOTICE; AFFIDAVIT OF NOTICE. Notice of any meeting of stockholders shall be given either personally or by mail, electronic mail, telecopy, telegram or other electronic or wireless means. Notices not personally delivered shall be sent charges prepaid and shall be addressed to the stockholder at the address of that stockholder appearing on

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the books of the corporation or given by the stockholder to the corporation for the purpose of notice. Notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or at the time of transmission when sent by electronic mail, telecopy, telegram or other electronic or wireless means. An affidavit of the mailing or other means of giving any notice of any stockholders' meeting, executed by the secretary, assistant secretary or any transfer agent of the corporation giving the notice, shall be prima facie evidence of the giving of such notice or report.

      2.7 QUORUM; VOTING. The holders of a majority in voting power of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by law, the Amended and Restated Certificate of Incorporation or these Bylaws. If, however, such quorum is not present or represented at any meeting of the stockholders, then either (i) the person presiding over the meeting or (ii) the stockholders by the vote of the holders of a majority in voting power thereat, present in person or represented by proxy, shall have power to adjourn the meeting in accordance with Section 2.8 of these Bylaws.

      When a quorum is present at any meeting, a plurality of the votes properly cast for election of a director shall be sufficient to elect. On all other matters, a majority of the votes properly cast upon any question shall decide the question, unless the question is one upon which, by express provision of law, the Amended and Restated Certificate of Incorporation, these Bylaws or the rules or regulations of any stock exchange applicable to the corporation, a vote of a greater number or voting by classes is required, in which case such express provision shall govern and control the decision of the question.

      2.8 ADJOURNED MEETING; NOTICE. Any stockholders meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of the majority in voting power of the stock issued and outstanding and entitled to vote thereat, present in person or by proxy.

      When any meeting of stockholders, either annual or special, is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place are announced at the meeting at which the adjournment is taken. However, if a new record date for the adjourned meeting is fixed or if the adjournment is for more than thirty days from the date set for the original meeting, then notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting. At any adjourned meeting the corporation may transact any business which might have been transacted at the original meeting.

      2.9 VOTING. The stockholders entitled to vote at any meeting of stockholders shall be determined in accordance with the provisions of Section
2.12 of these Bylaws. Except as may be otherwise provided in the Amended and Restated Certificate of Incorporation or required by law, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of capital stock held by such stockholder which has voting power upon the matter in question.

      Any stockholder entitled to vote on any matter may vote part of the shares in favor of the proposal and refrain from voting the remaining shares or, except when the matter is the election of directors, may vote them against the proposal; but if the stockholder fails to specify the number of shares which the stockholder is voting affirmatively, it will be conclusively presumed that the stockholder's approving vote is with respect to all shares which the stockholder is entitled to vote.

      2.10 RECORD DATE FOR STOCKHOLDER NOTICE; VOTING. For purposes of determining the stockholders entitled to notice of any meeting or to vote thereat, the board of directors may fix, in advance, a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which record date shall not be more than sixty days nor less than ten days before the date of any such meeting, and in such event only stockholders of record on the date so fixed are entitled to notice and to vote, notwithstanding any transfer of any shares on the books of the corporation after the record date, except as otherwise provided in the Amended and Restated Certificate of Incorporation, by these Bylaws, by agreement or by applicable law.

      If the board of directors does not so fix a record date, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the business day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held.

      A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting unless the board of directors fixes a new record date for the adjourned meeting, but the board of directors shall fix a new record date if the meeting is adjourned for more than thirty days from the date set for the original meeting.

      The record date for any other lawful purpose shall be as provided in
Section 7.1 of these Bylaws.

      2.11 PROXIES. Each stockholder entitled to vote at any meeting of stockholders may authorize another person or persons to act for such stockholder by proxy but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or by delivering another duly executed proxy bearing a later date to the secretary of the corporation.

      2.12 INSPECTORS OF ELECTION. Before any meeting of stockholders, the board of directors may, and shall if required by law, in advance of any meeting of stockholders appoint one or more inspectors of election, who may be employees of the corporation, to act at the meeting or its adjournment and to make a written report thereof. If any person appointed as inspector fails to appear or fails or refuses to act, then the person presiding over the meeting may appoint a person to act as an inspector at the meeting in place of the inspector that failed to appear or failed or refused to act.

          Such inspector or inspectors shall:

      (a) determine the number of shares of capital stock of the corporation outstanding and the voting power of each share, the number of shares of capital stock of the corporation represented at the meeting, the existence of a quorum, and the authenticity, validity, and effect of proxies;

      (b) receive and count votes and ballots;

      (c) hear and determine all challenges and questions in any way arising in connection with the right to vote;

      (d) determine when the polls shall close;

      (e) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspector or inspectors;

      (f) certify their determination of the number of shares of capital stock of the corporation represented at the meeting and such inspectors' count of all votes and ballots, which certification and report shall specify such other information as may be required by law; and

      (g) do any other acts that may be proper to conduct the election or vote with fairness to all stockholders.

      Each inspector of election shall perform his or her duties impartially, in good faith, to the best of his or her ability and as expeditiously as is practical, and before entering upon the discharge of his or her duties, shall take and sign an oath to execute faithfully the duties of inspector of election with strict impartiality and according to the best of his or her ability. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders of the corporation, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for an office at an election may serve as an inspector at such election.

      2.13 LIST OF STOCKHOLDERS ENTITLED TO VOTE. The secretary of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, as required by applicable law. Except as otherwise provided by law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list of stockholders or the books of the corporation, or to vote in person or by proxy at any meeting of stockholders.

                                  ARTICLE III
                                   DIRECTORS

      3.1 POWERS. Subject to the provisions of the General Corporation Law of the State of Delaware and to any limitations in the Amended and Restated Certificate of Incorporation, the business and affairs of the corporation shall be managed by or under the direction of the board of directors.

      3.2 NUMBER. Except as otherwise provided for in the Amended and Restated Certificate of Incorporation relating to the rights of any series of Preferred Stock to elect additional directors, the authorized number of directors initially shall be fixed as set forth in Section 3.3(a) of these Bylaws, and thereafter may be changed from time to time by resolution of the board of directors; provided that the authorized number of directors shall not be less than three nor more than twenty-one. Directors need not be stockholders. No reduction of the authorized number of directors shall have the effect of removing any director before that director's term of office expires.

      3.3 ELECTION AND TERM OF OFFICE OF DIRECTORS.

      (a) Initial Directors. Effective upon the closing of the initial public offering of shares of Class A Common Stock of the corporation (the "Initial Public Offering"), the number of directors of the corporation shall be six, consisting of (i) four directors that have not previously been employees or directors of GTE Corporation or Bell Atlantic Corporation or any of their respective affiliates (the "Independent Directors"), (ii) one director that is the chief executive officer of the corporation and (iii) one director that shall have been elected by the holders of the Class B Common Stock of the corporation, voting separately as a class in accordance with the provisions of the Amended and Restated Certificate of Incorporation (the "Class B Director"). Not later than ninety days after the closing of the Initial Public Offering, the Independent Directors shall increase to thirteen the number of directors constituting the board of directors and shall appoint seven persons as directors to fill the vacancies caused by the increase in size of the board of directors, such that the total number of directors of the corporation shall be thirteen.

      (b) Staggered Board of Directors. Upon the first meeting of stockholders following the Initial Public Offering (the "Initial Stockholder Meeting"), the board of directors (other than the Class B Director, who shall be elected and shall serve as provided in the Amended and Restated Certificate of Incorporation) shall be divided into three classes, designated Class I, Class II and Class III, as nearly equal in number as the then total number of directors (other than the Class B Director and other than those directors elected by the holders of any series of Preferred Stock provided for or fixed pursuant to the provisions of the Amended and Restated Certificate of Incorporation) permits, serving staggered terms so that the initial terms of each such class will expire, respectively, at the first, second and third annual meeting of the stockholders held following the Initial Stockholder Meeting. At each such succeeding annual meeting of stockholders, directors elected to succeed those directors whose terms are expiring at such meeting shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders following such election. If the number of directors (other than the Class B Director and other than those directors elected by the holders of any series of Preferred

Stock provided for or fixed pursuant to the provisions of the Amended and Restated Certificate of Incorporation) is changed from time to time, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional directors of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. Notwithstanding the foregoing, whenever the holders of any one or more classes or series of stock issued by the corporation, including without limitation the holders of the Class B Common Stock, shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of the Amended and Restated Certificate of Incorporation, and such directors so elected shall not be divided into classes unless expressly provided by such terms.

      (c) Age Limitations. No person who has reached 70 years of age may be elected or appointed to a term of office as a director of the corporation. The term of office of any director elected or appointed in conformity with the preceding sentence shall continue (to the extent provided in the Amended and Restated Certificate of Incorporation or these Bylaws) after such director reaches 70 years of age.

      3.4 RESIGNATION AND VACANCIES. Any director may resign effective on giving written notice to the corporation, unless the notice specifies a later time for that resignation to become effective. If the resignation of a director (other than the Class B Director, who shall be elected as provided in the Amended and Restated Certificate of Incorporation) is effective at a future time, the board of directors may elect a successor to take office when the resignation becomes effective.

      Unless otherwise provided in the Amended and Restated Certificate of Incorporation or these Bylaws, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the board of directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the board of directors. Any director so chosen shall hold office until the next election of the class for which such director shall have been chosen and until his successor shall be elected and qualified.

      3.5 REMOVAL. Unless otherwise restricted by law, by the Amended and Restated Certificate of Incorporation or by these Bylaws, any director or the entire board of directors may be removed from office only for cause by the holders of a majority of the shares then entitled to vote at an election of directors for any such director or directors.

      3.6 PLACE OF MEETINGS; MEETINGS BY TELEPHONE. Regular meetings of the board of directors may be held at any place within or outside the State of Delaware and at such time as have been designated from time to time by resolution of the board of directors. In the absence of such a designation, regular meetings shall be held at 9:00 a.m. at the principal executive office of the corporation. Special meetings of the board of directors may be held at any place within or outside the State of Delaware and at such time as have been designated in the notice of the meeting or, if no place or time has been stated in the notice or if there is no notice, at 9:00 a.m. the principal executive office of the corporation.

      Any meeting of the board of directors or of any committee designated by the board of directors, regular or special, may be held by conference telephone or similar communication equipment, so long as all persons participating in the meeting can hear one another; and all persons participating in such a meeting shall be deemed to be present in person at the meeting.

      3.7 REGULAR MEETINGS. Regular meetings of the board of directors may be held without notice if the times of such meetings are fixed by the board of directors.

      3.8 SPECIAL MEETINGS; NOTICE. Special meetings of the board of directors for any purpose or purposes may be called at any time by the chief executive officer, the president, the chairman of the executive committee, or the secretary or by any director.

      Notice of the time and place of special meetings shall be delivered personally or by telephone to each director or sent by mail, electronic mail, telecopy, telegram or other electronic or wireless means, charges prepaid, addressed to each director at that director's address as it is shown on the records of the corporation or if the address is not readily ascertainable, notice shall be addressed to the director at the city or place in which the meetings of directors are regularly held. If the notice is mailed, it shall be deposited in the United States mail at least four days before the time of the holding of the meeting. If the notice is delivered personally or by electronic mail, telephone, telecopy, telegram or other electronic or wireless means, it shall be delivered personally or by telephone or other electronic or wireless means or to the telegraph company at least twenty-four hours before the time of the holding of the meeting. Any oral notice given personally or by telephone may be communicated either to the director or to a person at the office of the director who the person giving the notice has reason to believe will promptly communicate it to the director. If the meeting is to be held at the principal executive office of the corporation, the notice need not specify the place of the meeting. Moreover, a notice of special meeting need not state the purpose of such meeting, and, unless indicated in the notice thereof, any and all business may be transacted at a special meeting.

      3.9 QUORUM. At all meetings of the board of directors, a majority of the whole board of directors shall constitute a quorum for the transaction of business. The vote of a majority of the directors present at a meeting at which a quorum is present shall be regarded as the act of the board of directors, subject to the provisions of the Amended and Restated Certificate of Incorporation, these Bylaws and applicable law.

      3.10 WAIVER OF NOTICE. Any written waiver of notice, signed by the person entitled to notice, whether before or after the time stated therein, will be deemed equivalent to notice. Attendance by a person at a meeting shall also constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in any written waiver of notice.

      3.11 ADJOURNMENT. A majority of the directors present, whether or not constituting a quorum, may adjourn any meeting to another time and place.

      3.12 NOTICE OF ADJOURNMENT. Notice of the time and place of holding an adjourned meeting need not be given if announced at the meeting as originally called unless the meeting is adjourned for more than twenty-four hours. If the meeting is adjourned for more than twenty-four hours, then notice of the time and place of the adjourned meeting shall be given before the adjourned meeting takes place, in the manner specified in Section 3.8 of these Bylaws, to the directors who were not present at the time of the adjournment.

      3.13 BOARD ACTION BY WRITTEN CONSENT WITHOUT A MEETING. Any action required or permitted to be taken at any meeting of the board of directors, or any committee thereof, may be taken without a meeting, if all members of the board of directors or such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board of directors or such committee. Such action by written consent shall have the same force and effect as a unanimous vote of the board of directors.

      3.14 CONDUCT OF MEETINGS. Meetings of the board of directors shall be presided over by the chairman of the board, if any, or in his or her absence by the vice chairman of the board, if any, or in his or her absence by the chairman of the executive committee, if any, or in his or her absence by the president, if any, or in his or her absence by the executive vice president. In the absence of all such directors or officers, a president pro tem chosen by a majority of the directors present shall preside at the meeting. The secretary shall act as secretary of the meeting, but in his or her absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

      3.15 FEES AND COMPENSATION OF DIRECTORS. Directors and members of committees may receive such compensation, if any, for their services and such reimbursement of expenses as may be fixed or determined by resolution of the board of directors. This Section 3.15 shall not be construed to preclude any director from serving the corporation in any other capacity as an officer, agent, employee or otherwise and receiving compensation for those services.

                                   ARTICLE IV
                                   COMMITTEES

      4.1 COMMITTEES OF DIRECTORS. The board of directors may designate one or more committees, each consisting of one or more directors of the corporation. The board of directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any committee, to the extent provided in the resolution of the board of directors, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, but no such committee shall have the power or authority to (i) approve or adopt or recommend to the stockholders any action or matter that, pursuant to law, requires the approval of the stockholders or (ii) adopt, amend or repeal any Bylaw of the corporation.

      4.2 MEETINGS AND ACTION OF COMMITTEES. Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of
Article III of these Bylaws, Section 3.6 (place of meetings; meetings by telephone), Section 3.7 (regular meetings), Section 3.8 (special meetings and notice), Section 3.9 (quorum), Section 3.10 (waiver of notice), Section 3.11 (adjournment), Section 3.12 (notice of adjournment), and Section 3.13 (action without meeting), with such changes in the context of those Bylaws as are necessary to substitute the committee and its members for the board of directors and its members; provided, however, that the time of regular meetings of committees may be determined either by resolution of the board of directors or by resolution of the committee, that special meetings of committees may also be called by resolution of the board of directors, and that notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The board of directors may adopt rules for the governance of any committee not inconsistent with the provisions of these Bylaws.

      4.3 COMMITTEE MINUTES. Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.

      4.4 EXECUTIVE COMMITTEE. In the event that the board of directors appoints an executive committee, such executive committee, in all cases in which specific directions to the contrary shall not have been given by the board of directors, shall have and may exercise, during the intervals between the meetings of the board of directors, all the powers and authority of the board of directors in the management of the business and affairs of the corporation (except as provided in Section 4.1 hereof) in such manner as the executive committee may deem in the best interests of the corporation.

                                   ARTICLE V
                                   OFFICERS

      5.1 OFFICERS. The officers of the corporation shall consist of a chief executive officer, a president, one or more vice presidents, a secretary, a treasurer and a chief financial officer who shall be chosen by the board of directors and such other officers, including but not limited to a chairman of the board, a vice chairman of the board, and a chairman of the executive committee, as the board of directors shall determine, who shall be chosen in such manner and hold their offices for such terms as the board of directors may prescribe. Any two or more of such offices may be held by the same person. The board of directors may designate one or more vice presidents as executive vice presidents or senior vice presidents. Either the chairman of the board, the vice chairman of the board, the chairman of the executive committee, or the president, as the board of directors may designate from time to time, shall be the chief executive officer of the corporation. The board of directors may from time to time designate the president or any executive vice president as the chief operating officer of the corporation. Any vice president, treasurer or assistant treasurer, or assistant secretary, respectively, may exercise any of the powers of the president, the chief financial officer, or the secretary, respectively, as directed by the board of directors and shall perform such other duties as are imposed upon such officer by the Bylaws or the board of directors.

      5.2 ELECTION OF OFFICERS. In addition to officers chosen by the board of directors in accordance with Section 5.1, the corporation may have one or more appointed vice presidents. Such vice presidents may be appointed by the chairman of the board or the president and shall have such duties as may be established by the chairman of the board or president. Vice presidents appointed pursuant to this Section 5.2 may be removed in accordance with Section 5.4.

      5.3 TERMS OF OFFICE AND COMPENSATION. The term of office and salary of each of the officers of the corporation and the manner and time of the payment of such salaries shall be fixed and determined by the board of directors and may be altered by said board from time to time at its pleasure, subject to the rights, if any, of said officers under any contract of employment.

      5.4 REMOVAL; RESIGNATION OF OFFICERS AND VACANCIES. Any officer of the corporation may be removed with or without cause by the board of directors at any regular or special meeting or, except in the case of an officer chosen by the board of directors, at the pleasure of any officer who may be granted such power by a resolution of the board of directors. Any officer may resign at any time upon written notice to the corporation without prejudice to the rights, if any, of the officer under any contract to which the corporation is a party. If any vacancy occurs in any office of the corporation by death, resignation or otherwise, the board of directors at any regular or special meeting may choose a successor to fill such vacancy for the remainder of the unexpired term.

      5.5 CHAIRMAN OF THE BOARD. The chairman of the board, if such an officer shall be chosen, shall have general supervision, direction and control of the corporation's business and its officers, and, if present, preside at meetings of the stockholders and the board of directors and exercise and perform such other powers and duties as may from time to time be assigned to him by the board of directors or as may be prescribed by these Bylaws. The chairman of the board shall report to the board of directors.

      5.6 VICE CHAIRMAN OF THE BOARD. The vice chairman of the board of directors, if there shall be one, shall, in the case of the absence, disability or death of the chairman of the board, exercise all the powers and perform all the duties of the chairman of the board. The vice chairman shall have such other powers and perform such other duties as may be granted or prescribed by the board of directors.

      5.7 CHAIRMAN OF EXECUTIVE COMMITTEE. The chairman of the executive committee shall have such powers and be subject to such other duties as the board of directors may from time to time prescribe.

      5.8 CHIEF EXECUTIVE OFFICER. The powers and duties of the chief executive officer are:

      (a) To affix the signature of the corporation to all deeds, conveyances, mortgages, leases, obligations, bonds, certificates and other papers and instruments in writing which have been authorized by the board of directors or which, in the judgment of the chief executive officer, should be executed on behalf of the corporation, and to sign certificates for shares of capital stock of the corporation.

      (b) To have such other powers and be subject to such other duties as the board of directors may from time to time prescribe.

      5.9 PRESIDENT. The powers and duties of the president are:

      (a) To affix the signature of the corporation to all deeds, conveyances, mortgages, leases, obligations, bonds, certificates and other papers and instruments in writing which have been authorized by the board of directors or which, in the judgment of the president, should be executed on behalf of the corporation, and to sign certificates for shares of capital stock of the corporation.

      (b) To have such other powers and be subject to such other duties as the board of directors may from time to time prescribe.

      5.10 VICE PRESIDENTS. In case of the absence, disability or death of the president, the elected vice president, or one of the elected vice presidents, shall exercise all the powers and perform all the duties of the president. If there is more than one elected vice president, the order in which the elected vice presidents shall succeed to the powers and duties of the president shall be as fixed by the board of directors. The elected vice president or elected vice presidents shall have such other powers and perform such other duties as may be granted or prescribed by the board of directors.

      Vice presidents appointed pursuant to Section 5.2 shall have such powers and duties as may be fixed by the chairman of the board or president, except that such appointed vice presidents may not exercise the powers and duties of the president.

      5.11 SECRETARY. The powers and duties of the secretary are:

      (a) To keep a book of minutes at the principal office of the corporation, or such other place as the board of directors may order, of all meetings of its directors and stockholders with the time and place of holding, whether regular or special, and, if special, how authorized, the notice thereof given, the names of those present at directors' meetings, the number of shares present or represented at stockholders' meetings and the proceedings thereof.

      (b) To keep the seal of the corporation and affix the same to all instruments which may require it.

      (c) To keep or cause to be kept at the principal office of the corporation, or at the office of the transfer agent or agents, a share register, or duplicate share registers, showing the names of the stockholders and their addresses, the number of and classes of shares, and the number and date of cancellation of every certificate surrendered for cancellation.

      (d) To keep a supply of certificates for shares of the corporation, to fill in all certificates issued, and to make a proper record of each such issuance; provided, that so long as the corporation shall have one or more duly appointed and acting transfer agents of the shares, or any class or series of shares, of the corporation, such duties with respect to such shares shall be performed by such transfer agent or transfer agents.

      (e) To transfer upon the share books of the corporation any and all shares of the corporation; provided, that so long as the corporation shall have one or more duly appointed and acting transfer agents of the shares, or any class or series of shares, of the corporation, such duties with respect to such shares shall be performed by such transfer agent or transfer agents, and the method of transfer of each certificate shall be subject to the reasonable regulations of the transfer agent to which the certificate is presented for transfer, and also, if the corporation then has one or more duly appointed and acting registrars, to the reasonable regulations of the registrar to which the new certificate is presented for registration; and provided, further that no certificate for shares of stock shall be issued or delivered or, if issued or delivered, shall have any validity whatsoever until and unless it has been signed or authenticated in the manner provided in Section 7.5 hereof.

      (f) To make service and publication of all notices that may be necessary or proper, and without command or direction from anyone. In case of the absence, disability, refusal, or neglect of the secretary to make service or publication of any notices, then such notices may be served and/or published by the president or a vice president, or by any person thereunto authorized by either of them or by the board of directors or by the holders of a majority of the outstanding shares of the corporation.

      (g) To sign certificates for shares of capital stock of the corporation.

      (h) Generally to do and perform all such duties as pertain to the office of secretary and as may be required by the board of directors.

      5.12 CHIEF FINANCIAL OFFICER. The powers and duties of the chief financial officer are:

      (a) To supervise the corporate-wide treasury functions and financial reporting to external bodies.

      (b) To have the custody of all funds, securities, evidence of indebtedness and other valuable documents of the corporation and, at the chief financial officer's discretion, to cause any or all thereof to be deposited for account of the corporation at such depositary as may be designated from time to time by the board of directors.

      (c) To receive or cause to be received, and to give or cause to be given, receipts and acquittances for monies paid in for the account of the corporation.

      (d) To disburse, or cause to be disbursed, all funds of the corporation as may be directed by the board of directors, taking proper vouchers for such disbursements.

      (e) To render to the chief executive officer and president, and to the board of directors, whenever they may require, accounts of all transactions and of the financial condition of the corporation.

      (f) Generally to do and perform all such duties as pertain to the office of chief financial officer and as may be required by the board of directors.

                                   ARTICLE VI
                               RECORDS AND REPORTS

      6.1 MAINTENANCE AND INSPECTION OF RECORDS. The corporation shall, either at its principal executive office or at such place or places as designated by the board of directors, keep a record of its stockholders listing their names and addresses and the number and class of shares held by each stockholder, a copy of these Bylaws as amended to date, accounting books and other records.

      Any stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the corporation's stock ledger, a list of its stockholders, and its other books and records and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person's interest as a stockholder. In every instance where an attorney or other agent is the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing that authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the corporation at its registered office in Delaware or at its principal place of business.

      6.2 INSPECTION BY DIRECTOR. Any director shall have the right to examine the corporation's stock ledger, a list of its stockholders and its other books and records for a purpose reasonably related to his or her position as a director. The Court of Chancery is hereby vested with the exclusive jurisdiction to determine whether a director is entitled to the inspection sought. The Court may summarily order the corporation to permit the director to inspect any and all books and records, the stock ledger, and the stock list and to make copies or extracts therefrom. The Court may, in its discretion, prescribe any limitations or conditions with reference to the inspection, or award such other and further relief as the Court may deem just and proper.

      6.3 REPRESENTATION OF SHARES OF OTHER CORPORATIONS. The president or any other officer of this corporation authorized by the board of directors is authorized to vote, represent, and exercise on behalf of this corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of this corporation. The authority herein granted may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.

                                  ARTICLE VII
                                GENERAL MATTERS

      7.1 RECORD DATE FOR PURPOSES OTHER THAN NOTICE AND VOTING. For purposes of determining the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any other lawful action, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted and which shall not be more than sixty days before any such action. In that case, only stockholders of record at the close of business on the date so fixed are entitled to receive the dividend, distribution or allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date so fixed, except as otherwise provided in the Amended and Restated Certificate of Incorporation, by these Bylaws, by agreement or by law.

      If the board of directors does not so fix a record date, then the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the board adopts the applicable resolution.

      7.2 CHECKS; DRAFTS; EVIDENCES OF INDEBTEDNESS. From time to time, the board of directors shall determine by resolution which person or persons may sign or endorse all checks, drafts, other orders for payment of money, notes or other evidences of indebtedness that are issued in the name of or payable to the corporation, and only the persons so authorized shall sign or endorse those instruments.

      7.3 CORPORATE CONTRACTS AND INSTRUMENTS; HOW EXECUTED. The board of directors, except as otherwise provided in these Bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation; such authority may be general or confined to specific instances. Unless so authorized or ratified by the board of directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

      7.4 FISCAL YEAR. The fiscal year of this corporation shall begin on the first day of January of each year and end on the last day of December of that year.

      7.5 STOCK CERTIFICATES. There shall be issued to each holder of fully paid shares of the capital stock of the corporation a certificate or certificates for such shares. Every holder of shares of the corporation shall be entitled to have a certificate signed by, or in the name of the corporation by, the chairman or vice chairman of the board of directors, or the president or a vice president, and by the treasurer or an assistant treasurer, or the secretary or an assistant secretary of such corporation, certifying the number of shares of the corporation owned by such holder. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

      7.6 SPECIAL DESIGNATION ON CERTIFICATES. If the corporation is authorized to issue more than one class of stock or more than one series of any class, then the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the corporation shall issue to represent such class or series of stock; provided, however, that, except as otherwise provided in Section 202 of the General Corporation Law of the State of Delaware, in lieu of the foregoing requirements there may be set forth on the face or back of the certificate that the corporation shall issue to represent such class or series of stock a statement that the corporation will furnish without charge to each stockholder who so requests the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

      7.7 LOST CERTIFICATES. The corporation may issue a new share certificate or new certificate for any other security in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the corporation may require the owner of the lost, stolen or destroyed certificate or the owner's legal representative to give the corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate. The board of directors may adopt such other provisions and restrictions with reference to lost certificates, not inconsistent with applicable law, as it shall in its discretion deem appropriate.

      7.8 CONSTRUCTION; DEFINITIONS. Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the General Corporation Law of the State of Delaware shall govern the construction of these Bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term "person" includes both a corporation and a natural person.

      7.9 PROVISIONS ADDITIONAL TO PROVISIONS OF LAW. All restrictions, limitations, requirements and other provisions of these Bylaws shall be construed, insofar as possible, as supplemental and additional to all provisions of law applicable to the subject matter thereof and shall be fully complied with in addition to the said provisions of law unless such compliance shall be illegal.

      7.10 PROVISIONS CONTRARY TO PROVISIONS OF LAW. Any article, section, subsection, subdivision, sentence, clause or phrase of these Bylaws which upon being construed in the manner provided in Section 7.9 hereof, shall be contrary to or inconsistent with any applicable provisions of law, shall not apply so long as said provisions of law shall remain in effect, but such result shall not affect the validity or applicability of any other portions of these Bylaws, it being hereby declared that these Bylaws would have been adopted and each article, section, subsection, subdivision, sentence, clause or phrase thereof, irrespective of the fact that any one or more articles, sections, subsections, subdivisions, sentences, clauses or phrases is or are illegal.

      7.11 NOTICES. Any reference in these Bylaws to the time a notice is given or sent means, unless otherwise expressly provided, the time a written notice by mail is deposited in the United States mails, postage prepaid; or the time any other written notice is personally delivered to the recipient or is delivered to a common carrier for transmission, or actually transmitted by the person giving the notice by electronic means, to the recipient; or the time any oral notice is communicated, in person or by telephone or wireless, to the recipient or to a person at the office of the recipient who the person giving the notice has reason to believe will promptly communicate it to the recipient.

                                  ARTICLE VIII
                                   AMENDMENTS

      Subject to the provisions of the Amended and Restated Certificate of Incorporation, the original or other bylaws of the corporation may be adopted, amended or repealed at any annual or special meeting of stockholders, by the affirmative vote of the holders of a majority of the voting power of the stock issued and outstanding and entitled to vote thereat; provided, however, that any proposed alteration or repeal of, or the adoption of any Bylaw inconsistent with, Section 2.2, 2.3 or 2.5 of Article II of the Bylaws or with Section 3.2, 3.3, 3.4 or 3.5 of Article III of the Bylaws or this sentence, by the stockholders shall require the affirmative vote of the holders of either (i) (x) 80% of the voting power of all voting stock then issued and outstanding and (y) 50% of the voting power of the Class B Common Stock then issued and outstanding, voting together as a single class or (ii) 80% of the voting power of the Class B Common Stock then issued and outstanding, voting together as a single class, provided that such vote occurs in connection with the delivery to the corporation of a conversion notice pursuant to which the Class B Common Stock will be converted into greater than 10% of our issued and outstanding Common Stock. Subject to the provisions of the Amended and Restated Certificate of Incorporation, these bylaws may also be altered, amended or repealed, and new Bylaws adopted, by the board of directors, subject to the right of the stockholders to adopt, amend or repeal the Bylaws as provided above.

      Whenever an amendment or new bylaw is adopted, it shall be copied in the book of bylaws with the original bylaws, in the appropriate place. If any bylaw is repealed, the fact of repeal with the date of the meeting at which the repeal was enacted or the filing of the operative written consent(s) shall be stated in said book.

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